Exhibit 10-3

HARLEY DOME #10 AND #11
LEGEND PROPERTY # 1 and #  2
QUITCLAIM DEED

FOR MINING CLAIMS/SITES IN UTAH

ATP Holdings Inc., with a business address at 2764 Lakeshore Drive, Suite 111, Las Vegas, Nevada, 89117

for consideration paid, assigns, conveys, and quitclaims to:

Q Lotus Inc., a Nevada Corporation, with a business address at 500 N Dearborn, Unit 605, Chicago, IL, 60654

The following mining claims/sites in Grand County, Utah:

Claim/Site Name	BLM Serial Number
Harley Dome #10	UMC 331 938
Harley Dome #11	UMC 331 939

WITNESS this 27th  day of April , 2010.

  /S/ John F. Walter
John F. Walter

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Acknowledgement for Persons
State of Utah                                )
Grand County                                )
  The foregoing instrument was acknowledged before me this 27th  day of April , 2010.

By                                                                John F. Walter

My commission expires:  07/28/2012
  /S/ John F. Walter
(seal)                                                                                 Notary Public

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Acknowledgement for Corporation
State of Utah                                )
Grand County                                )
    The foregoing instrument was acknowledged before me this 27th  day of April , 2010.

By  John F. Walter, President of ATP HOLDINGS, INC., a Nevada corporation, on behalf of said corporation.

My commission expires:   07/28/2012
  /S/ John F. Walter
(seal)                                                                                 Notary Public

Your Geologist
Dell R. Foutz (Ph.D.)
221 Messa Avenue
Grand Junction, Colorado 81501
(970) 243-7088

February 8, 2010

To Whom It May Concern:

I submitted a report on properties of RWH Minerals, Inc. on September 8, 1993.  The property remains as it was on the date of the report.  Although there have been some additional testing on the site, nothing has been mined.

Based on the testing and the assays done in 1995 and 1996 and testing done in 2004 by metallurgist, Greg Iseman of Henderson Nevada, the current value of one of the mines is in excess of 53 Billion Dollars.  This is the in place value calculated using the current value of the noble metals in the carbonaceous ore.  The value is calculated using the following parameters.

Acres	SF/Ac	Depth	lbs/cu ft	Tons	Net Value/Ton	Total Value
80	43,560	23	100	4,007,520	13,225	$53 Billion

Respectfully,

  /S/  Dell R. Foutz
Dell R. Foutz, Geologist

Mesa County Colorado

On February 9, 2010, before me, a Notary Public, personally came Dell R. Foutz, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he had executed the same.

  /S/  Leandra Ludlam
Notary Public                                                                           (seal)
My Commission Expires: 4/13/13

Your Geologist
Dell R. Foutz (Ph.D.)
221 Messa Avenue
Grand Junction, Colorado 81501
(970) 243-7088

John F. Walter
RWH MINERALS. INC.
9916 52.5 Road
Molina, Colorado 81646

September 27, 2006

Dear Sir:

As per your request, this letter serves as the valuation of Harley Dome # 10 Mining Claim. My original report included your entire property and had a value at that time of approximately $5.3 Trillion dollars. Harley Dome # 10 is very near the center of the entire property and has the deepest deposit of ore. Assays taken from this claim have proven to be above average, however I will use the averages from the certified assays used previously. These were the reports submitted.

Bremer Technology Assay #20957 is for Hole #1
Bremer Technology Assay #20958 is for Hole #2
Bremer Technology Assay #20959 is for Hole #3

Metallurgical Research Lab Assay #2289 is for Hole #1
Metallurgical Research Lab Assay #2290 is for Hole #2
Metallurgical Research Lab Assay #2291 is for Hole #3

Iseman Consulting Metallurgist Surface Sample The insitu value of the deposit may be obtained by:

1)	Taking the combined results from the three assay companies
2) Calculating the gross value per ton of ore
3) Estimating the area containing the ore
4)	Use the depth of ore obtained from drilling the three holes and the density of the ore
5)	Computing the total value.

Based on the figures received from the assay companies and RWH Minerals, Inc. concerning the total acreage in Harley Dome #10, and the current value of the noble metals found in the ore as of September 27, 2006, I submit the following valuation:

1) Value from combined Assays $13,225/Ton
2) Estimate of area containing ore— 80 Acres
3) Depth of ore (average— 23 feet)

4) Density of ore 100 lbs/cu.ft.
5) Total amount of ore 4,007,520 Tons
6) Total Value of ore in Harley Dome #10$53,000,000,000

Attached is the breakdown of the assays which shows the current prices of the metals and the average amounts obtained per ton of ore.

Sincerely,

/S/

Dell R. Foutz, Geologist
Ph. 970-234-0788

State of Colorado
 )ss.
County of Mesa

The foregoing instrument was acknowledged before me this 27th day of September, 2006 by Dell R. Foutz.

Witness my hand and notary seal.  My commission expires    10/01/2008  .

(seal)                                             /S/  Lenna S Crim
Notary Public

Your Geologist
Dell R. Foutz (Ph.D.)
221 Messa Avenue
Grand Junction, Colorado 81501
(970) 243-7088

John F. Walter
RWH MINERALS. INC.
9916 52.5 Road
Molina, Colorado 81646

September 27, 2006

Dear Sir:

As per your request, this letter serves as the valuation of Harley Dome # 11 Mining Claim.  My original report included your entire property and had a value at that time of approximately $5.3 Trillion dollars. Harley Dome # 11 is very near the center of the entire property and has the deepest deposit of ore. Assays taken from this claim have proven to be above average, however I will use the averages from the certified assays used previously. These were the reports submitted.

Bremer Technology Assay #20957 is for Hole #1
Bremer Technology Assay #20958 is for Hole #2
Bremer Technology Assay #20959 is for Hole #3

Metallurgical Research Lab Assay #2289 is for Hole #1
Metallurgical Research Lab Assay #2290 is for Hole #2
Metallurgical Research Lab Assay #2291 is for Hole #3

Iseman Consulting Metallurgist Surface Sample The insitu value of the deposit may be obtained by:

6)	Taking the combined results from the three assay companies
7) Calculating the gross value per ton of ore
8) Estimating the area containing the ore
9)	Use the depth of ore obtained from drilling the three holes and the density of the ore
10)	Computing the total value.

Based on the figures received from the assay companies and RWH Minerals, Inc. concerning the total acreage in Harley Dome #11, and the current value of the noble metals found in the ore as of September 27, 2006, I submit the following valuation:

7) Value from combined Assays $13,225/Ton
8) Estimate of area containing ore— 80 Acres
9) Depth of ore (average— 23 feet)

10) Density of ore 100 lbs/cu.ft.
11) Total amount of ore 4,007,520 Tons
12) Total Value of ore in Harley Dome #11$53,000,000,000

Attached is the breakdown of the assays which shows the current prices of the metals and the average amounts obtained per ton of ore.

Sincerely,

  /S/  Dell R. Foutz

Dell R. Foutz, Geologist
Ph. 970-234-0788

State of Colorado  County of Mesa

The foregoing instrument was acknowledged before me this 27th day of September, 2006 by Dell R. Foutz.

Witness my hand and notary seal.  My commission expires    10/01/2008  .

(seal)                                             /S/  Lenna S Crim
Notary Public

Your Geologist
Dell R. Foutz (Ph.D.)
221 Messa Avenue
Grand Junction, Colorado 81501
(970) 243-7088

RESUME: DR. DELL It FOUTZ, PH.D.

EDUCATION:
A.S. 1952 Weber State College.
B.S. 1955 B.Y.U.
M.S. 1960 B.Y.U. Stratigraphic Geology
Ph. D. 1965 Washington State University. Geology; Minor: Soils

WORK EXPERIENCE:

1951 — 1954 Utah State Engineer's Office; water adjudication 1956 (summer) U.S. Steel, coal exploration, in Colorado
1956 — 1959 U.S. Air Force; pilot, radar and intelligence 1962 (summer) Shell Oil, field geology, in Wyoming and Utah

1964 — 1972 EXXON; exploration and production geology, in Texas 1972 — 1995 Mesa State College; Professor of Geology and weather 1978 (summer) USBurRec Grand Junction, dam sites, canal lining 1979 — 1081 Paraho (oil shale), geologist and technical writer

1993 — 1994 Chairman of geology Department, Mesa State College

Consulting in placer and hard-rock gold in Utah & Colorado Gravel deposits in Colorado, Oil, gas, and uranium in Colorado, Utah, and Wyoming; homesites in Mesa Co.

MEMBERSHIPS:
Grand Junction Geological Society, Sigma Gamma Epsilon
Formerly a member of AAPG, AIPG, AIME/SME, SEPM, Sigma Xi, Gulf Coast geological Society, Permian Basin geological Society.
Served two terms as President of GJGS, and was secretary of the local chapter of AIME about seven years from about 1979 —1986

PUBLICATIONS: Where is the Gold on the Colorado River (1982, second Printing, 1986)

Geology of Colorado, Illustrated (1994); a college text

Resume

This abbreviated resume is prepared in March, 1995 to support my participation in a small sample drilling project near the Utah-Colorado state line near Grand Junction, CO.

Respectfully submitted,

  /S/
Dell R. Foutz, Geologist,
(970) 243-7088

The foregoing instruments were acknowledged before me this 12th day of Octobver, 2006 by Dell R. Foutz, personally known to me.

Witness my hand and notary seal.  My commission expires    08/25/2010  .

(seal)                                                        /S/
Notary Public

Mineral Rights Agreement

This agreement is by and between “ATP HOLDINGS, INC.” hereinafter referred to as "transferor" and Q Lotus, Inc. hereinafter referred to as "transferee."  Transferor agrees to transfer all "rights, title and interest" in the attached exhibit describing the asset(s) to transferee for real and valuable consideration.  Transferor represents he/she is the rightful holder of the assets to be transferred and further that said asset(s) are free of any liens, encumbrances or debts.  Transferor further represents to transferee the assets are not the subject of any lawsuits currently filed or anticipated to be filed in the future.

In exchange for the unencumbered transfer of all rights, title and interest in the described asset(s), transferee has agreed to a revenue sharing agreement with transferor to be derived from the use of the asset(s).  Said usage will include but not be limited to mining and extraction of minerals from subject properties and sale of said minerals.  Additionally, mineral extractions might be utilized as collateral for loans or might back securities offerings or be hypothecated in a variety of ways.

Transferor agrees to share with transferee, (in accordance with revenue sharing agreement), whatever monetary value received by transferor in conjunction with the asset(s) herein described after deduction of all expenses.  Transferor agrees to protect the value of the asset(s) being transferred and to utilize said asset(s) in a responsible manner to achieve maximum value to be shared by transferor and transferee.

Transferor and transferee agree to continue to work in cooperation with each other now and in the future to maximize asset value for their mutual benefit.

  John F. Walter / President  ATP HOLDINGS, INC.                                                                                                                              May 7, 2010

  /S/ John F. Walter

Markensie Theresias, CEO Q Lotus Inc                                                                                                               May 10, 2010

 /S/ Marckensie Theresias

 Letter Agreement

Reference is hereby made to the “revenue sharing agreement” recited in the Mineral Rights Agreement dated May 7, 2010 by and between “ATP HOLDINGS, INC.” (“transferor”) and Q Lotus, Inc. (“transferee”) hereinafter referred to as “The Parties.”

The Parties hereby agree that the transferor shall be paid thirty percent (30%) of the Net Revenue (gross revenue less all related expenses.)

The transferred assets include the following BLM Claims:

Serial Number	Claim Name
UMC 331 938	Harley Dome #10
UMC 331 939	Harley Dome #11

Understood & Agreed To:

“ATP HOLDINGS, INC.”

By:             /S/ John F. Walter                                                           5/15/2010
John F. Walter, President                                                                                                Date

Q Lotus, Inc.

By:             /S/ Marckensie Theresias                                                        6/7/2010
Marckensie Theresias                                                                                                Date